UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2012

GulfMark Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 963-9522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2012, GulfMark Offshore, Inc. (the “Company”) entered into a Multicurrency Facility Agreement (the “Facility Agreement”) among the Company, as guarantor, GulfMark Americas, Inc., an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrower”), the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders (the “Lenders”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., as arrangers, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder.

The Facility Agreement has a scheduled maturity date of September 21, 2017. The Facility Agreement commits the Lenders to provide loans up to an aggregate principal amount of $150.0 million at any one time outstanding, subject to certain terms and conditions. Loans under the Facility Agreement will accrue interest at the London InterBank Offering Rate (LIBOR), plus an applicable margin. The applicable margin will be based on the Company’s leverage ratio as at the most recently ended fiscal quarter. In addition, the Facility Agreement provides for loans to be made in currencies other than U.S. dollars with approval of the Lenders. Certain fees were paid to the arrangers, the agent and the security trustee.

The Facility Agreement is secured by certain vessels of the Borrower. The collateral that secures the loans under the Facility Agreement will also secure all of the Borrower’s obligations under certain hedging agreements between the Borrower and any Lender or other hedge counterparty party to the Facility Agreement.

The Company unconditionally guaranteed all existing and future indebtedness and liabilities of the Borrower arising under the Facility Agreement and other related loan documents. Such guarantee also covers obligations of the Borrower arising under the hedging arrangements described above.

The Facility Agreement requires compliance with four financial covenants. The Company must not permit its leverage ratio to exceed (i) 3.0 to 1.0 for any financial quarter ending during any period on or after September 30, 2012 and on or prior to December 31, 2014, (ii) 2.75 to 1.0 for any financial quarter ending during any period on or after March 31, 2015 and on or prior to December 31, 2015 and (iii) 2.5 to 1.0 for any financial quarter ending during any period on or after March 31, 2016 and on or prior to the maturity of the Facility Agreement. The Facility Agreement generally defines the leverage ratio as the ratio of (a) total indebtedness, minus certain cash amounts, to (b) consolidated adjusted EBITDA, in each case, of the Company and its subsidiaries on a consolidated basis. The Company also must not permit the consolidated interest coverage ratio, for any period for four consecutive financial quarters, to be less than 4.0 to 1.0. The Facility Agreement generally defines the consolidated interest coverage ratio as the ratio of consolidated adjusted EBITDA to consolidated interest expense, in each case, of the Company and its subsidiaries on a consolidated basis. The Company must not permit the equity to total assets ratio, as of the last day of any financial quarter, to be less than 0.35 to 1.0. The Facility Agreement generally defines the equity to total assets ratio as the ratio of shareholders equity to total assets, in each case, of the Company and its subsidiaries on a consolidated basis. Additionally, the collateral to debt ratio must be at least 1.75 to 1.0 at the end of each financial quarter. The Facility Agreement generally defines the collateral to debt ratio as the ratio of (i) the aggregate appraised value of the vessels that are collateral under the Facility Agreement and any sums in the cash collateral account to (ii) the sum of the outstanding loans under the Facility Agreement and certain other ancillary facilities permitted under the Facility Agreement. The Facility Agreement also contains customary representations, warranties and affirmative and negative covenants.

As set forth in the Facility Agreement, there are several occurrences that constitute an event of default, including without limitation, defaults on payments of amounts borrowed under the Facility Agreement, defaults on payments of other material indebtedness, bankruptcy or insolvency, a change of control of the Company or the Borrower, material unsatisfied judgments, the occurrence of a material adverse change, and other customary events of default. Upon the occurrence of an event of default, a majority of the Lenders may terminate the Facility Agreement, declare that all obligations under the Facility Agreement are due and payable and exercise their rights with respect to the collateral under the Facility Agreement.

The above description of the Facility Agreement is qualified in its entirety by reference to the complete text of the Facility Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the closing of the Facility Agreement described in Item 1.01 above, the following facilities were terminated: (i) that certain $25.0 million Secured Reducing Revolving Loan Facility Agreement dated June 1, 2006 (as amended and restated) between the Company, DnB NOR Bank ASA and the other lenders party thereto, (ii) that certain $60.0 million Secured Reducing Revolving Loan Facility Agreement dated June 1, 2006 among Gulf Shore N.S. Limited, DnB NOR Bank ASA and the other lenders party thereto, (iii) that certain $30 million Secured Reducing Revolving Loan Facility Agreement dated June 1, 2006 among GulfMark Rederi AS, DnB NOR Bank ASA and the other lenders party thereto and (iv) that certain $60.0 million Secured Reducing Revolving Loan Facility Agreement dated June 5, 2008 between Gulf Marine Far East Pte. Ltd., DnB NOR Bank ASA, and the other lenders party thereto (each, the “Terminated Facility”).

There were no borrowings outstanding under any Terminated Facility as of the closing of the Facility Agreement and the termination of such Terminated Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Multicurrency Facility Agreement dated September 21, 2012, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., as arrangers, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFMARK OFFSHORE, INC.

Date: September 26, 2012	By:	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multicurrency Facility Agreement dated September 21, 2012, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part 2 of Schedule 1 thereto, as lenders, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A., as arrangers, and The Royal Bank of Scotland plc, as agent of the finance parties thereto, and as security trustee for the secured parties thereunder